______________________________________________________________________________








                                INVESTMENT AGREEMENT

                                    by and among

                           CCC INFORMATION SERVICES INC.,

                             INSURQUOTE SYSTEMS, INC.,

                                        and

                   CERTAIN STOCKHOLDERS OF INSURQUOTE IDENTIFIED
                                ON EXHIBIT A HERETO

                                    dated as of
                                 February 10, 1998








______________________________________________________________________________

                                  TABLE OF CONTENTS

                                                                            Page

1.   Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . 5
     1.1.  Authority, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.2.  Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.3.  Capital, Charter and By-Laws. . . . . . . . . . . . . . . . . . . . 5

2.   Investment Arrangements.. . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.1.  Securities Purchase Agreement . . . . . . . . . . . . . . . . . . . 6
     2.2.  Stage II Investment . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.3.  Exclusive Financing Source. . . . . . . . . . . . . . . . . . . . . 7
     2.4.  CCC Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.5.  Look-back Adjustment. . . . . . . . . . . . . . . . . . . . . . . . 8

3.   Corporate Governance. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.1.  Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.2.  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.3.  Covenant to Vote. . . . . . . . . . . . . . . . . . . . . . . . . .10
     3.4.  Look Back Targets . . . . . . . . . . . . . . . . . . . . . . . . .10

4.   Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     4.1.  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     4.2.  Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     4.3.  Control of IPO and Subsequent Offerings . . . . . . . . . . . . . .11
     4.4.  Board Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .11

5.   Consents for Certain Corporate Actions. . . . . . . . . . . . . . . . . .11
     5.1.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     5.2.  Stockholders' Action. . . . . . . . . . . . . . . . . . . . . . . .12

6.   Restrictions on Transfer. . . . . . . . . . . . . . . . . . . . . . . . .13
     6.1.  General Restrictions. . . . . . . . . . . . . . . . . . . . . . . .13
     6.2.  Permitted Transfers by Outside Stockholders . . . . . . . . . . . .13
     6.3.  Permitted Transfers by Inside Stockholders. . . . . . . . . . . . .14
     6.4.  Permitted Investor Solicitations. . . . . . . . . . . . . . . . . .14
     6.5.  Market Stand-Off Agreement. . . . . . . . . . . . . . . . . . . . .14
     6.6.  Notice of Proposed Transfer . . . . . . . . . . . . . . . . . . . .14

7.   Share Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     7.1.  Restrictive Endorsement . . . . . . . . . . . . . . . . . . . . . .15

                                       i
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8.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.1.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.2.  Stop Order. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.3.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.4.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     8.5.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     8.6.  GOVERNING LAW; CONSENT TO JURISDICTION. . . . . . . . . . . . . . .16
     8.7.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     8.8.  Entire Agreement; Headings. . . . . . . . . . . . . . . . . . . . .16
     8.9.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     8.10. Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .17
     8.11. Specific Performance. . . . . . . . . . . . . . . . . . . . . . . .17
     8.12. Relationship of the Parties . . . . . . . . . . . . . . . . . . . .17
     8.13. Nature of Obligations . . . . . . . . . . . . . . . . . . . . . . .17
     8.14. Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     8.15. Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .18

                                 INVESTMENT AGREEMENT


          INVESTMENT AGREEMENT (this "Agreement"), dated as of February 10, 1998, by and among InsurQuote Systems, Inc., a Utah corporation (the "Company"), CCC Information Services Inc., a Delaware corporation ("Investor"), and the Inside Stockholders of the Company identified on Exhibit A hereto (collectively, the "Initial Inside Stockholders").

          The Company and Investor are participating in a financing transaction pursuant to which Investor is purchasing Common Stock, Series C Preferred Stock, Series D Preferred Stock, Subordinated Notes, and Warrants of the Company under a securities purchase agreement (the "Securities Purchase Agreement") of even date herewith. The Company also intends to make certain arrangements regarding future financings and to enter into an exclusive relationship with respect to certain matters set forth herein. In addition, the Initial Inside Stockholders, the Company, and Investor desire to establish certain contractual relationships regarding the governance of the Company as set forth herein. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement.

          The parties hereto agree as follows:

          DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "AFFILIATE" means, with respect to the Company or any Subsidiary, any Person that (at the time when the determination is to be made) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that other Person. As used in the foregoing sentence, the terms "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "BASE SALARY" means the annual base salary paid on a periodic basis by the Company to any Person excluding any bonus, stock option, warrant and other incentive compensation.

          "BOARD OF DIRECTORS" means the Company's board of directors.

          "CCC OPTION" means the option described in Section 2.4.

          "COMPENSATION" means any Base Salary, wage, commission, bonus, stock option, warrant or other consideration extended by the Company to any Person.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" means the Company's Common Stock, no par value per share.

          "COMMON STOCK EQUIVALENTS" means all options, warrants and other rights to acquire Common Stock or securities convertible into or exchangeable for Common Stock, except the CCC Option, without taking into account the exercise price of any such options, warrants or other rights.

          "DISPOSE" (including, with correlative meaning, the term "Disposition") means any sale, assignment, transfer, pledge, encumbrance or other disposition.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of such similar Federal statute.

          "FULLY-DILUTED VOTING POWER" means the number of votes eligible to be cast at a meeting of stockholders on a matter submitted to stockholders, assuming exercise or conversion of all Common Stock Equivalents (including exercise of all issued and unissued options or stock awards under duly authorized stock-based compensation programs, and conversion of all outstanding shares of Series C Preferred Stock and Series D Preferred Stock).

          "INSIDE STOCKHOLDERS" means and includes the Initial Inside Stockholders and any Permitted Transferees of the Initial Inside Stockholders who are bound hereby.

          "IPO" means the initial public offering of the Common Stock of the Company having net proceeds to the Company of $20 million or more underwritten on a firm commitment basis pursuant to an effective registration statement under the Securities Act.

          "MARKET VALUE" means the fair market value of shares of the Company's Common Stock to be issued pursuant to the exercise of the CCC Option. If the shares are listed on a national securities exchange or report on the NASDAQ, the Market Value shall be the average per-share Closing bid and asked prices during the 30 day period prior to the determination of Market Value, and if not, then Market Value shall be determined by the agreement of two investment bankers, one each selected by the Company and Investor, respectively. If such investment bankers are unable to agree, the Company and Investor shall mutually agree on a third investment banker, which shall make a final and binding determination of Market Value; provided, however, that Market Value shall mean the value determined by such investment bankers without taking into account any discount for illiquidity or premium for control.

          "MATERIAL ADVERSE EFFECT" means Material Adverse Effect as defined in the Securities Purchase Agreement.

          "OUTSIDE STOCKHOLDERS" means and includes Investor and any transferees of Investor who are bound hereby.

          "PERMITTED TRANSFEREE" means any Person who is the recipient of Common Stock or Common Stock Equivalents in a Disposition made by any Inside Stockholder to any spouse, parent, child, brother or sister of such Inside Stockholder, issue of any of the foregoing individuals (including individuals legally adopted into the line of descent), charitable trust established pursuant to Section 501 of the Internal Revenue Code of 1986, as amended, trust for the benefit of any of the foregoing individuals or estate of any of the foregoing individuals.

          "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          "PREFERRED STOCK" means shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

          "REDEMPTION DATE" means the first day on which shares of the Series C Preferred Stock are no longer issued and outstanding.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, between the Company and Investor.

          "RESTATED ARTICLES" means the Company's Second Amended and Restated Articles of Incorporation.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of such similar Federal statute.

          "SENIOR STOCK" means the Senior Stock defined in Section 5.1(d).

          "SERIES A PREFERRED STOCK" means the Company's Series A Preferred Stock, no par value per share.

          "SERIES B PREFERRED STOCK" means the Company's Series B Preferred Stock, no par value per share.

          "SERIES C PREFERRED STOCK" means the Company's Series C Preferred Stock, no par value per share.

          "SERIES D PREFERRED STOCK" means the Company's Series D Preferred Stock, no par value per share.

          "SERIES E PREFERRED STOCK" means the Company's Series E Preferred Stock, no par value per share.

          "STAGE II INVESTMENT" has the meaning set forth in Section 2.2.

          "STOCKHOLDER" means any Inside Stockholder or Outside Stockholder.

          "SUBORDINATED NOTES" means the Company's 7.5% Subordinated Notes due February 10, 2003 in the principal amount of $8,900,000.

          "SUBSIDIARY" means (i) any Person of which 50% or more of the securities having ordinary voting power for the election of directors are at the time owned directly or indirectly by the Company or any Subsidiary thereof, (ii) any Person of which 50% or more of the joint venture, limited partnership or partnership interests are at the time owned directly or indirectly by the Company or any Subsidiary thereof or (iii) any Person which is a limited partnership in which the Corporation or any Subsidiary is at the time the general partner or at the time owns 50% or more of the general partner of such Person.

          "SUBSEQUENT OFFERING" means the sale of the Common Stock or any Common Stock Equivalent in a public offering (other than the IPO) pursuant to an effective registration statement under the Securities Act.

          "VOTING STOCK" means (i) the Common Stock, (ii) to the extent issued and outstanding, the Series A Preferred Stock and Series B Preferred Stock and
(iii) after the exercise of the CCC Option, the Series C Preferred Stock, to the extent issued and outstanding.

          "WARRANTS" means the warrants to acquire 440,350 shares of Common Stock of the Company issued to Investor.

          1.   REPRESENTATIONS AND WARRANTIES.

          1.1. AUTHORITY, ETC. Each of the parties hereto represents and warrants to the other parties that: (i) it has full right, power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms; (iii) no consent, approval or authorization of any Person is required to be obtained by or with respect to such party in connection with the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder; and
(iv) neither the execution nor the delivery of this Agreement by such party nor the performance by it of its obligations hereunder will conflict with or result in a material breach or violation of (A) its organizational documents (if any), (B) any contract, agreement or any arrangement to which it is a party or by which it or any of its properties or assets is bound or (C) any order, decree, law, rule or regulation applicable to it or any of its properties or assets, which breach or violation would have a Material Adverse Effect, respectively, on the Company, the rights of the Investor or the rights of the Inside Stockholders.

          1.2. OWNERSHIP. As of the closing under the Securities Purchase Agreement, each of the Stockholders represents and warrants to each other and to the Company that: (i) it is the legal holder and beneficial owner of the number of shares of Common Stock and Preferred Stock set forth opposite its name on Exhibit A hereto, free and clear of all liens and encumbrances; (ii) it has sole voting power with respect to such shares of Common Stock and Preferred Stock; and (iii) it had full right, power and authority to acquire such shares of Common Stock at the time of such acquisition.

          1.3. CAPITAL, CHARTER AND BY-LAWS. The Company represents and warrants to each of the Stockholders that: (i) the authorized capital stock of the Company consists, or will consist immediately prior to the closing of the transactions contemplated by the Securities Purchase Agreement of (A) 3,000,000 shares of preferred stock, of which 167,399 shares have been designated Series A Preferred Stock (103,500 shares of which are issued and outstanding), 695,485 shares have been designated Series B Preferred Stock (603,164 shares of which are issued and outstanding) 1,075,117 shares have been designated Series C Preferred Stock (no shares of which are issued and outstanding), and 320,203 shares have been designated Series D Preferred Stock

(no shares of which are issued and outstanding), and 100 shares have been designated Series E Preferred Stock (no shares of which are issued and outstanding), (B) 7,000,000 shares of Common Stock, (636,723 shares of which are issued and outstanding); (ii) except as set forth in Section 2 and on
Schedule 1.3 hereto, it has not granted or issued or agreed to grant or issue as of the date hereof any warrants, options or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock or any securities or other property convertible into shares of its capital stock;
(iii) attached hereto as Exhibit B is a true, correct and complete copy of the Second Amended and Restated Articles of Incorporation of the Company (together with all amendments thereto) as of the date hereof; (iv) attached hereto as Exhibit C is a true, correct and complete copy of the By-laws of the Company (together with all amendments thereto) as of the date hereof.

          2.   INVESTMENT ARRANGEMENTS.

          2.1. SECURITIES PURCHASE AGREEMENT. The Company and Investor have entered into the Securities Purchase Agreement providing for the purchase by Investor of 333,750 shares of Common Stock, 145,414 shares of Series C Preferred Stock, 320,203 shares of Series D Preferred Stock, $8,900,000 of Subordinated Notes, and Warrants to buy 440,350 shares of Common Stock.

          2.2. STAGE II INVESTMENT.   Investor and the Company agree that, if
requested by the Company, Investor shall purchase up to 929,703 additional shares of Series C Preferred Stock (the "Stage II Investment") subject to the following conditions:

          (a) The purchase price per share shall be $16.13 subject to adjustment in a manner consistent with EXHIBIT D to the Securities Purchase Agreement.

          (b) The shares shall be purchased in three tranches, none of which shall exceed $5,000,000, subject to adjustment in a manner consistent with Exhibit D to the Securities Purchase Agreement.

          (c) The first tranche may not be purchased before January 1, 1999, and subsequent tranches may not be requested by the Company more often than once per calendar quarter.

          (d) Investor's obligation to invest is subject to the joint approval by the parties of a business plan for the period covered by the particular tranche (Investor's approval, if given, shall be given within thirty (30) days and shall not be unreasonably withheld).

          (e) The funds provided by the Stage II Investment shall be used for content development, working capital, and general corporate purposes.

          (f) In connection with the Stage II Investment, the Company shall enter into a Securities Purchase Agreement with Investor containing representations, warranties, terms and conditions typical in private preferred equity investments.

          2.3. EXCLUSIVE FINANCING SOURCE. (a) Except as otherwise provided in Section 2.3(b) and Section 4.3, from the date hereof until July 1, 2000, Investor shall have the sole right to provide the Company with equity financing. Except as otherwise provided in Section 4.3, from July 1, 2000 until the Redemption Date, Investor shall have the right of first refusal set forth in Section 2.3(c) with respect to any proposed financing of or investment in the Company.

          (b) Notwithstanding the provisions of Section 2.3(a), for so long as a Step-Up Event of Default (as defined in the Securities Purchase Agreement) has not occurred under the Subordinated Notes, Investor shall have only the right of first refusal set forth in Section 2.3(c) rather than the exclusive right set forth in Section 2.3(a) with respect to any proposed equity financing of or investment in the Company if, and only if, (i) Investor has declined to make any part of the Stage II Investment or (ii) before July 1, 2000, the Company presents Investor with an offer of equity financing by a third party with a pre-money enterprise value of $125 million or more. If a Step-Up Event of Default has occurred under the Subordinated Notes, Investor shall have the exclusive right set forth in Section 2.3(a).

          (c) Pursuant to the right of first refusal referred to in Section 2.3(a) and 2.3(b), the Company shall provide Investor with the proposed terms of any investment of funds or financing that the Company desires to seek from a source outside the Company. Investor shall have the sole and exclusive right to make such investment or to provide such financing for a period of thirty (30) days. If Investor does not make such investment or provide such financing within such thirty (30) day period, the Company may thereafter attempt to close such investment or financing on such proposed terms for one hundred twenty (120) days with a party or parties other than Investor. If such proposed investment or financing does not close within such one hundred twenty (120) day time period, such proposed investment or financing must again be offered to Investor under this provision.

          2.4. CCC OPTION.    (a) At any time after July 1, 2000 until July 1,
2010, Investor may at its option purchase shares (in one transaction) of Common Stock sufficient to cause Investor to have 51% of the Fully-Diluted Voting Power of the Company (the "CCC Option"). The exercise price of the CCC Option shall be the Market Value of the Common Stock issuable pursuant to the CCC Option at the time that Investor exercises the CCC Option.

          (b) At the time that Investor exercises the CCC Option, it shall also purchase 100 shares of the Series E Preferred Stock with the terms and conditions set forth in the Restated Articles for a purchase price of $10.00 per share. The effect of the terms of the Series E Preferred Stock shall be to give Investor 51% of the votes on all matters submitted to a vote of stockholders for so long as Investor and its Affiliates own at least 30% of the Voting Stock outstanding from time to time.

          (c) In connection with the exercise of the CCC Option, Investor must exercise all of the Warrants.

          (d) At any time after July 1, 2005, if the Company has a signed letter of intent for a proposed Change of Control transaction (as defined in the Securities Purchase Agreement) and the Company notifies the Investor of such transaction, then the Investor shall have 15 days from the receipt of such notice, to notify the Company of the Investor's intent to exercise the CCC Option, and the Investor shall have a total of 90 days from the date of notice to complete the exercise of the CCC Option. If the Investor does not complete the exercise of the CCC Option by the end of such 90 day period, the CCC Option shall thereupon immediately terminate.

          (e) If the Company proposes to the Investor an IPO, then (i) the CCC Option shall become immediately exercisable, and (ii) at the request of the Company, Investor must immediately exercise the CCC Option or the CCC Option shall be adjusted as provided in paragraph (f).

          (f) In the event that the CCC Option is to be adjusted as provided in paragraph (e), the CCC Option shall thereafter have the following terms: for five years from the date of the closing of the IPO (the "IPO Closing"), Investor may at its option purchase that number of shares of Common Stock (in one transaction) that would have been sufficient to cause Investor to have 51% of the Fully-Diluted Voting Power of the Company as of the completion of the IPO Closing at a purchase price per share equal to 120% of the initial price to public shown on the final prospectus filed with the Commission.

          2.5. LOOK-BACK ADJUSTMENT. In the event that the Investor makes an adjustment to its investment as provided in Section 2.1(b) of the Securities Purchase Agreement and Exhibit D thereto, the parties hereto mutually agree and covenant that they will vote their Common Stock and Common Stock Equivalents to amend the Restated Articles to adjust the provisions relating to the Series C Preferred Stock and the Series D Preferred Stock in a manner consistent with Exhibit D to the Securities Purchase Agreement.

          3.   CORPORATE GOVERNANCE.

          3.1. BOARD OF DIRECTORS. The Stockholders hereby agree that from the date hereof to (and including) the earlier of (i) the date that Investor exercises the CCC Option or (ii) the Redemption Date, the Stockholders shall take all actions necessary to cause the Board of Directors to approve and appoint the following designees as members of the Board of Directors: (i) at least one director designated by Investor, and (ii) such additional directors designated by Investor so that its representation on the board of directors of the Company shall be in proportion (rounding to the nearest whole person) to the percentage of votes that it is entitled to cast on matters submitted to a vote of stockholders. After the date on which Investor exercises the CCC Option, the Stockholders shall take such action as may be necessary to elect the following persons to the board of directors of the

Company: (i) two (2) individuals designated by Investor; (ii) one (1) additional individual who is not a director, officer or employee of Investor which individual shall be nominated by Investor; (iii) two (2) individuals who are management members of the Company designated by the holders (voting as a class) of a majority of the shares of Common Stock held by the Inside Stockholders; (iv) one (1) individual who is not a director, officer, or employee of the Company which person is designated by the holders (voting as a class) of a majority of the shares of the Common Stock held by the Inside Stockholders; and (v) one (1) individual nominated by the agreement of a majority of the directors nominated by Investor and a majority of the directors nominated by the Inside Stockholders. Notwithstanding the preceding sentence, if, after the exercise of the CCC Option, the Series E Preferred Stock does not vote according to its terms because Investor and its Affiliates own less than 30% of the Voting Stock, the representation of Investor on the board of directors shall be in proportion to the percentage of votes that it is entitled to cast on matters submitted to a vote of stockholders.

          3.2. VACANCIES. In the event that a vacancy shall exist or occur on the Board of Directors at any time by reason of a member's death, disability, retirement, resignation, removal (with or without cause) or otherwise, each Stockholder hereby agrees to cause the members designated by or on behalf of it to vote for that individual designated (and approved, if required) pursuant to
Section 3.1(a) to fill such vacancy and serve as a member by whichever of the Stockholders that had designated (and received approval, if required) pursuant to Section 3.1(a) the member whose death, disability, retirement, resignation or removal (with or without cause) resulted in such vacancy on the Board of Directors. Each Stockholder hereby agrees to cause the members designated by or on behalf of it not to vote for the removal without cause of a member designated (or approved) pursuant to Section 3.1(a) by another Stockholder without such other Stockholder's prior written consent. Each Stockholder hereby agrees to cause the members designated by it not to vote for the removal for cause of a member designated (or approved) pursuant to Section 3.1(a) by another Stockholder unless (i) such Stockholder has consulted such other Stockholder and
(ii) such member has breached his fiduciary duties to the Company (as determined in good faith by an affirmative vote of a majority of the Board of Directors).

          3.3. COVENANT TO VOTE. Each Stockholder hereby agrees to take all reasonable actions within its power necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, special or annual meetings of stockholders of the Company and to vote all shares of Voting Stock and Series E Preferred Stock owned or held of record by such Stockholder at any such annual or special meeting in favor of, or take all reasonable actions by written consent in lieu of any such meeting necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this Article 3. In addition, each Stockholder agrees to vote the shares of Voting Stock and Series E Preferred Stock owned by such Stockholder upon any other matter arising under this Agreement submitted to a vote of the Stockholders in a manner so as to implement the terms of this Agreement.

          3.4. LOOK BACK TARGETS. Until the earliest of (i) the Redemption Date, (ii) the date that Investor exercises the CCC Option, (iii) a Step-Up Event of Default under the Note or (iv) the Investor owns 66-2/3% of the Fully-Diluted Voting Power of the Company, the Investor shall permit the officers of the Company appointed with the consent of a majority of the directors appointed by the Inside Stockholders to attempt to achieve the targets set forth in Exhibit D to the Securities Purchase Agreement, unless the Investor in good faith can demonstrate that the Company is highly unlikely to achieve such targets.

          4.   CONDUCT OF BUSINESS.

          4.1. GENERAL. The Stockholders and the Company confirm that it is their intention that the business and affairs of the Company and its Subsidiaries will continue to be directed by its Board of Directors in the best interests of the Company and its Subsidiaries, taken as a whole. In furtherance of the foregoing, each of the Stockholders agrees that, after the date hereof, it will not, directly or indirectly, enter into any written or oral contract, agreement or arrangement to engage in business or enter into any transaction with the Company or any of its Subsidiaries unless the terms and provisions of such contract, agreement or arrangement or the terms on which such business or transaction is conducted, as the case may be, are fair to the Company as determined by the Board of Directors after review of each such transaction.

          4.2. MEETINGS. Meetings of the Board of Directors will be held at least four (4) times per year. Until the Company becomes profitable or Investor otherwise agrees, meetings of the Board of Directors will be held every two (2) months, or six (6) times per year.

          4.3. CONTROL OF IPO AND SUBSEQUENT OFFERINGS. A majority of the directors designated by the Inside Stockholders pursuant to Section 3.1 shall, to the extent permitted by applicable law and subject to the fiduciary duties of the members of the Board of Directors who were not designated by the Inside Stockholders, be delegated the authority of the Board of Directors with respect to the timing, price and other terms of the IPO and Subsequent Offerings.

          4.4. BOARD APPROVALS. The approval of a majority of the Board of Directors shall be required for the following:

               (a)  The hiring of all officers of the Company;
               (b) All employment agreements and all Compensation programs for officers and key employees (which shall also require the approval of a majority of the disinterested directors or the compensation committee of the board, if established);
               (c)  All stock issuances;
               (d) Subject to Section 5.1(g) all stock option programs and all grants of stock-based Compensation (which shall also require approval by a majority of disinterested directors or the compensation committee of the board, if established);
               (e)  Annual budgets and financial plans;
               (f)  All real estate leases or purchases.

          5.   CONSENTS FOR CERTAIN CORPORATE ACTIONS.

          5.1. For so long as any of the Series C Preferred Stock is held by the Investor or any of its Affiliates, in addition to any vote of the holders of the Company's capital stock required by law, the Company shall not take (or agree to take) and the Company shall cause its Subsidiaries not to take (or agree to take) any of the following actions, without the written consent of the holders of a majority of the issued and outstanding shares of Series C Preferred Stock:

          (a) Any merger or consolidation involving the Company or any of its Subsidiaries (other than transactions involving the merger or consolidation of a Subsidiary of the Company with or into the Company or with or into a wholly owned Subsidiary of the Company);

          (b) Any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of all or substantially all of the assets of, or except as contemplated by this Agreement and the Securities Purchase Agreement, any shares of the capital stock of, the Company or any of its Subsidiaries to or with any Person other than to or with the Company or a wholly owned Subsidiary of the Company;

          (c) Any amendment, modification or supplement to, or repeal of any provision of, the Company's Second Amended and Restated Articles of Incorporation or By-laws;

          (d) Any increase or reduction of any class or series of Preferred Stock or the creation of any class of capital stock of the Company having rights senior to or in parity with the Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company ("Senior Stock") or, except as contemplated by this Agreement or the Securities Purchase Agreement the sale or issuance of shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Senior Stock (or warrants, options or rights to acquire or receive shares of Senior Stock or any securities or other property convertible into shares of Senior Stock);

          (e) The dissolution of the Company or any of its Subsidiaries; the adoption of a plan of liquidation of the Company or any of its Subsidiaries; without giving fifteen (15) days' prior written notice to Investor, any action by the Company or any of its Subsidiaries to commence any suit, case, proceeding or other action

(i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors;

          (f) The redemption, repurchase or other offer to purchase made by the Company or any of its Subsidiaries for any equity securities of the Company;

          (g) Any adoption of, amendment of, or increase in any stock option or stock-based compensation program.

          5.2. STOCKHOLDERS' ACTION. The Inside Stockholders agree that they will not vote their shares at any annual or special meeting of stockholders, or execute any written consent in lieu thereof, to cause any of the actions set forth in Section 5.1 except in accordance with the provisions of Section 5.1.

          6.   RESTRICTIONS ON TRANSFER.

          6.1. GENERAL RESTRICTIONS. Until the earlier of the exercise or termination of the CCC Option or December 31, 2002, none of (i) the Common Stock Equivalents owned as of the close of business on the date hereof, (ii) the shares of Common Stock and Preferred Stock received by the Outside Stockholder pursuant to the Securities Purchase Agreement, (iii) the Common Stock Equivalents acquired after the close of business on the date hereof, (iv) the shares of Common Stock owned as of the close of business on the date hereof and
(v) the shares of Common Stock hereafter received upon the conversion or exchange of the Common Stock Equivalents described in clauses (i) and (iii) by any of the Stockholders may be Disposed of by any of the Stockholders unless:

          (a) such Disposition shall be in accordance with the requirements of Sections 6.2 and 6.3 of this Agreement;

          (b) the proposed recipient of such shares (other than a recipient in a Subsequent Offering or in a Disposition under Rule 144 under the Securities Act) shall deliver to the Company a written acknowledgment that the shares to be received in such proposed Disposition are subject to this Agreement and the proposed recipient and his or its successors in interest are bound hereby; and

          (c) such Disposition shall be made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an exemption from such registration, and prior to any such Disposition the Stockholder proposing to Dispose such shares shall give the Company (i) notice describing the manner and circumstances of the proposed Disposition and (ii) if reasonably requested by the Company, a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, such opinion to be in form and substance reasonably satisfactory to the Company, to the effect that the proposed Disposition may be effected without registration under the Securities Act and any applicable state securities laws.

Any attempted Disposition of shares of Common Stock or Common Stock Equivalents referred to in Section 6.1 other than in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such shares shall give any effect to such attempted Disposition in its stock records.

          6.2. PERMITTED TRANSFERS BY OUTSIDE STOCKHOLDERS. Until the earlier of the exercise or termination of the CCC Option or December 31, 2002, an Outside Stockholder may Dispose of any shares of Common Stock or Common Stock Equivalents; provided, however, that an Outside Stockholder may not, without the board of directors of the Company's prior written consent, which consent will not be unreasonably withheld, transfer any such shares to any Person that either is an insurance company or that is an officer, director, agent, employee, consultant or other representative of an insurance company or to a competitor of the Company as determined from time to time in good faith by the board of directors of the Company in a written determination that shall be delivered to Investor.

          6.3. PERMITTED TRANSFERS BY INSIDE STOCKHOLDERS. Until the earlier of the exercise or termination of the CCC Option or

December 31, 2002: (a) No Inside Stockholder shall Dispose of any shares of Common Stock except for Dispositions by: (i) such Inside Stockholder to Permitted Transferees; (ii) such Inside Stockholder to Investor in connection with any solicitation; (iii) such Inside Stockholder in connection with any merger, consolidation or sale effected in accordance with the terms of
Section 5.1(a) and the mandatory redemption provisions contained in the Restated Articles, (iv) such Inside Stockholder of up to an aggregate of 10% of such Inside Stockholder's holdings of Common Stock and Common Stock Equivalents as of the date hereof in connection with or at any time after the IPO or in connection with the exercise of the CCC Option, and (v) non-management Inside Stockholders in the IPO provided that approval has been obtained from both the underwriters of the IPO and board of directors of the Company.

          (b) Notwithstanding anything in Section 6.3(a) to the contrary, in the event of the death or disability of an Inside Stockholder who is an officer, director or employee of the Company, the shares of Common Stock owned by such Inside Stockholder may be disposed of at any time and from time to time.

          6.4. PERMITTED INVESTOR SOLICITATIONS. Investor shall have the right to solicit the purchase of, and to purchase, any shares of Common Stock or Common Stock Equivalent owned as of the date hereof by any Person and any person holding the shares described in Section 6.3(b).

          6.5. MARKET STAND-OFF AGREEMENT. Each Stockholder agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company in connection with the IPO, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Stockholder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of the final prospectus contained in the registration statement of the Company filed under the Securities Act relating to such IPO.

          6.6. NOTICE OF PROPOSED TRANSFER.   Investor shall give the Company
sixty (60) days' advance written notice of any proposed transfer pursuant to
Section 6.2 hereof.

          7.   SHARE CERTIFICATES.

          7.1. RESTRICTIVE ENDORSEMENT. Until the termination of this Agreement pursuant to Section 9.1, in addition to any other legend that the Company may deem advisable under the Securities Act and certain state securities laws, the certificates representing all (i) Common Stock Equivalents owned as of the close of business on the date hereof, (ii) the shares of Common Stock and Preferred Stock received by the Outside Stockholder pursuant to the Investment Agreement,
(iii) the Common Stock Equivalents acquired after the close of business on the date hereof, (iv) the shares of Common Stock owned as of the close of business on the date hereof, and (v) the shares of Common Stock hereafter received upon the conversion or exchange of the Common Stock Equivalents described in clauses
(i) and (iii), by a Stockholder shall be endorsed as follows:

          THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF THE INVESTMENT AGREEMENT, DATED AS OF FEBRUARY 10, 1998, BY AND AMONG INSURQUOTE SYSTEMS, INC. AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE OFFICES OF INSURQUOTE SYSTEMS, INC.

          8.   MISCELLANEOUS.

          8.1. TERMINATION. This Agreement shall terminate upon the first to occur of: (i) the written agreement of a majority in interest of the parties hereto or their respective successors, assigns, heirs and administrators; (ii) the liquidation or dissolution of the Company; or (iii) except for the provisions in Section 2.4 relating to the CCC Option, the Redemption Date.

          8.2. STOP ORDER. Each Stockholder agrees that a stop order shall be placed in the stock transfer records of the Company against the transfer of shares of Voting Stock and Common Stock Equivalents subject to this Agreement.

          8.3. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service, upon confirmation of telex or telecopy, five days after deposit with the United States Post Office, by registered or certified mail postage prepaid or upon the next day following deposit with a nationally recognized overnight air courier, addressed as follows:

          (a) if to a Stockholder, to the address set forth in the record books of the Company; or

          (b) if to the Company, to the address set forth in the Securities Purchase Agreement, or at such other address as the Company shall have furnished to each Stockholder at the time outstanding.

Any party may by notice given in accordance with this Section 8.3 to the other party to this Agreement designate another address or person for receipt of notice hereunder.

          8.4. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the Company, Investor, and the holders of a majority of the Common Stock and Common Stock Equivalents shown on Exhibit A hereto.

          8.5. ASSIGNMENT. Neither this Agreement, nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Inside Stockholder without the consent of the holders of a majority of the Series C Preferred Stock. Neither this Agreement, nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Investor without the consent of a majority in interest of the Inside Stockholders. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and administrators.

          8.6. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          8.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

          8.8. ENTIRE AGREEMENT; HEADINGS. This Agreement together with other documents and agreements referenced herein contains the entire understanding of the parties hereto with respect to its subject matter and supersedes all prior agreements and understandings, oral or written, with respect thereto. The headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

          8.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

          8.10. FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

          8.11. SPECIFIC PERFORMANCE. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

          8.12. RELATIONSHIP OF THE PARTIES. This Agreement relates to the governance of the Company, restrictions and/or conditions of share transfers by the Inside Stockholders and the Outside Stockholders and certain other matters expressed herein. The relationship of the Inside Stockholders and the Outside Stockholders as such, herein is limited to that of respective stockholders. Nothing in this Agreement shall be construed as permitting or obligating the Outside Stockholders to act as financial or business advisors or consultants to the Inside Stockholders or the Company, as creating any fiduciary obligation on the Outside Stockholders to the Inside Stockholders or the Company or as creating any joint venture, agency or other relationship between or among the parties other than as expressly specified in this Agreement. While each of the Outside Stockholders could have elected to enter into an agreement with the Inside Stockholders and the Company independently, they agreed to negotiate and enter into this single Agreement together, in order to expedite the mechanics thereof and shall not be deemed acting in concert, nor shall any Outside Stockholder be held accountable or liable for any acts or omissions of any other Outside Stockholder, the obligations and undertakings of the Outside Stockholders hereunder being in each case several and not joint, and no decision, action or omission by any Outside Stockholder in connection with or arising out of this Agreement shall impair or prejudice the rights or remedies of any other Outside Stockholder, except as otherwise expressly provided herein. Nothing in this Section 8.12 disclaims or limits the obligations of any Outside Stockholder acting in any other capacity (such as action in the capacity of a director of the Company).

          8.13. NATURE OF OBLIGATIONS. The obligations and rights of each Stockholder under this Agreement are several and not joint.

          8.14.  EXPENSES.

          The Company will pay promptly the reasonable out-of-pocket expenses of Investor (including, without limitation, the fees and disbursements of counsel to Investor and due diligence and accounting services performed by their outside auditors and consultants) incurred in connection with the transactions contemplated by (i) this Agreement, and (ii) the Securities Purchase Agreement dated as of the date hereof between the Company and Investor.

          8.15. FINDER'S FEES. Investor and the Company each agree that they will indemnify the other and hold the other harmless from any loss, claim, damage, or expense resulting by any claim for finder's fees arising out of their respective actions preceding the closing the closing of the transaction contemplated by the Securities Purchase Agreement.

                                    SIGNATURE PAGE


          In witness whereof, the parties have signed this Investment Agreement the day and year first above written.

                              InsurQuote Systems, Inc.


                              By:  ____________________________
                              Title:    _______________________
                              Address:  517 East 1860 South
                                        Provo, Utah 84606


                              CCC Information Services Inc.


                              By:  ____________________________
                              Title:    _______________________
                              Address:  444 Merchandise Mart
                                        World Trade Center Chicago
                                        Chicago, IL 60654


                              Inside Stockholders:



                              David Whetten


                              Signature:_______________________

                              Address:  _______________________
                                        _______________________
                                        _______________________


                              Rosana Whetten


                              Signature:_______________________

                              Address:  _______________________
                                        _______________________
                                        _______________________


                              Bill Woahn


                              Signature:_______________________

                              Address:  _______________________
                                        _______________________
                                        _______________________



                              Frank Weinrauch


                              Signature:_______________________

                              Address:  _______________________
                                        _______________________
                                        _______________________


                              Wasatch Venture Corporation


                              Signature:_______________________

                              Address:  _______________________
                                        _______________________
                                        _______________________


                              Beesmark Investments L.C.


                              Signature:_______________________

                              Address:  _______________________
                                        _______________________
                                        _______________________